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EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of the 1st day of September, 1999, by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), and Warner-Lambert Company, a Delaware corporation (the "Investor").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of Shares.

     1.1 Issuance and Sale of Shares. Subject to the terms and conditions of this Agreement, Investor agrees to pay $2,500,000 (the "Purchase Price") to the Company at the Closing and the Company agrees to sell and issue to Investor at the Closing the number of shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock") equal to $ 2,500,000 divided by $
8.6281 (which is the average daily closing price of the Common Stock reported by the National Association of Securities Dealers ("NASD") on the twenty (20) trading days preceding the fifth day prior to the date hereof).

     1.2 Closing. The closing for the purchase and sale of the Shares shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West "C" Street, Suite 1200, San Diego, California, on September 1, 1999, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which shall be designated as the "Closing"). At the Closing, the Company shall deliver to Investor a certificate representing the Shares (free and clear of all liens, claims and other encumbrances except as otherwise provided herein and in the Registration Rights Agreement (as defined below)). In consideration of such delivery, Investor shall make payment for the Shares by delivery to the Company of the Purchase Price. All such payments by Investor at the Closing shall be in immediately available funds in the form of certified or cashier's check payable to the Company's order or by wire transfer of funds to the Company's designated bank account.

     2. Representations and Warranties of the Company. Except as otherwise set forth on the Schedule of Exceptions attached as Schedule A, the Company hereby represents and warrants to Investor that:

     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would be reasonably expected to have a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of the Company (a "Material Adverse Effect"). Except as disclosed in the Form 10-K (as defined herein), the Company has no subsidiaries.

     2.2 Authorization. The Company has all requisite corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement, the

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Registration Rights Agreement (as defined below) and the Research,
Development and License Agreement between Investor and company of even date herewith (the "Research, Development and License Agreement"); (ii) to issue the Shares in the manner and for the purpose contemplated by this Agreement, and
(iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement, the Registration Rights Agreement and the Research, Development and License Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Thirteenth Addendum to the Amended Registration Rights Agreement of even date herewith, which makes Investor a party to the Amended Registration Rights Agreement between the Company and certain of its stockholders (collectively, the "Registration Rights Agreement") and the Research, Development and License Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement, the Registration Rights Agreement and the Research, Development and License Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.3 Valid Issuance of Shares. The Shares which are being purchased hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and encumbrances and restrictions other than as set forth in this Agreement or other than imposed by applicable law or regulation and, based in part upon the representations of Investor in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

     2.4 SEC Reports. The Company has heretofore filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all reports and other documents required to be filed, including an Annual Report on Form 10-K for the year ended December 31, 1998 (the "Form 10-K"). None of such reports, or any other reports, documents, registration statements, definitive proxy materials and other filings required to be filed with the SEC under the rules and regulations of the SEC ("SEC Filings") contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made, at the time and in light of the circumstances under which they were made, not misleading. Since December 31, 1998, the Company has timely filed with the SEC all SEC Filings and all such SEC Filings complied with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as applicable and the rules thereunder. The audited financial statements of the Company included or incorporated by reference in the 1998 Annual Report and the unaudited financial statements contained in the quarterly reports on Form 10-Q filed since December 31, 1998 each have been prepared in accordance with such acts and rules and with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated therein and with each other, except as may be indicated therein or in the notes thereto and except that the unaudited interim financial statements may not contain

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

all footnotes and adjustments required by United States generally accepted accounting principles, and fairly present the financial condition of the Company as at the dates thereof and the results of its operations and statements of cash flows for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments. Except as reflected in such financial statements, the Company has no material liabilities, absolute or contingent, other than ordinary course liabilities incurred since the date of the last such financial statements in connection with the conduct of the business of the Company. Since December 31, 1998, and except as described in the Company's SEC Filings since December 31, 1998, there has been no:

     (a) change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the 1998 Annual Report, except changes in the ordinary course of business that have not, individually or in the aggregate, resulted in and are not reasonably expected to result in a Material Adverse Effect (and except that the Company expects to continue to incur substantial operating losses, which may be material);

     (b) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company (and except that the Company expects to continue to incur substantial operating losses, which may be material);

     (c) waiver or compromise by the Company of a material right or of a material debt owed to it;

     (d) satisfaction or discharge of any lien, claim or encumbrance by the Company, except in the ordinary course of business and which is not material to the business, properties or financial condition of the Company (as such business is presently conducted);

     (e) material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

     (f) sale, assignment or transfer to a third party that is not an Affiliate (as hereafter defined) of any material patents, trademarks, copyrights, trade secrets or other intangible assets for compensation which is less than fair value;

     (g) mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

     (h) declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, except any direct or indirect redemption, purchase or other acquisition of any such stock by the Company; or

     (i) event or condition of any type that has had or is reasonably expected to have a Material Adverse Effect.

     For purposes of this Section 2.4 of this Agreement, the term "Affiliate" means any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. Without limiting the foregoing, the direct or indirect ownership

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of 30% or more of the outstanding voting securities of any entity, or the right to receive 30% or more of the profits or earnings of an entity, shall be deemed to constitute control.

     2.5 Contracts. With respect to each of the material contracts, commitments and agreements of the Company, the Company is not, and has no actual knowledge that any other party is, in default under or in respect of any such material contract, commitment or agreement, the result of which default would have a Material Adverse Effect. No party to any such material contract, commitment or agreement, would be authorized or permitted to terminate its obligations thereunder by reason of the execution and delivery of this Agreement or any of the transactions contemplated herein.

     2.6 Compliance. The Company has complied with, and is not in default under or in violation of its Certificate of Incorporation, Bylaws or any and all laws, ordinances and regulations or other governmental restrictions, orders, judgments or decrees, applicable to the Company's business as presently conducted, including individual products marketed by it, where any such default or violation would have a Material Adverse Effect. The Company has not received notice of any possible or actual violation of any applicable law, ordinance, regulation, or order, the result of which violation would be reasonably expected to have a Material Adverse Effect. The Company is not a party to any agreement or instrument, or subject to any charter or other corporate restriction, or any judgment, order, decree, law, ordinance, regulation or other governmental restriction which would prevent or impede, or be breached or violated by, or would result in the creation of any lien or encumbrance upon any assets of the Company by, the transactions contemplated in this Agreement, the execution, delivery or performance of the Registration Rights Agreement or the Research, Development and License Agreement, except that no representation or warranty is made with respect to filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended.

     2.7 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and of the transactions contemplated hereby will not result in any violation of or constitute, with or without the passage of time and the giving of notice, either a default under any provision of its Certificate of Incorporation or Bylaws.

     2.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Research, Development and License Agreement or the consummation of any transaction contemplated hereby or thereby, except for any filings under any applicable state securities laws and except for any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended. The filings under state securities laws, if any, will be effected by the Company at its cost within the applicable stipulated statutory period.

     2.9 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or its properties before any court or governmental agency arising out of this Agreement, the Registration Rights Agreement or the Research, Development and License Agreement, or the right of the Company to enter into such instruments or to consummate the transactions contemplated hereby or thereby. Other than Sergio M. Oliver et al. v. Boston University et al., C.A. No 16570-NC in the Delaware Court of Chancery, there is no action, suit, proceeding or investigation pending or currently threatened against the Company, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the business, properties, operations, financial condition, income or business prospects or equity ownership of the Company or would result in any material liability on the part of the Company.

     2.10 Permits. Except as disclosed in SEC Filings (including, inter alia, the lack of FDA approvals for the commercial sale of many of the Company's product candidates), the Company has all governmental franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it or as proposed to be conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11 Taxes. The Company has filed all federal, state and other tax returns which are required to be filed and has heretofore paid all taxes which have become due and payable, except where the failure to file or pay would not be reasonably expected to have a Material Adverse Effect. The provision for taxes on the balance sheet as of December 31, 1998 is sufficient for the payment of all accrued and unpaid taxes of the Company with respect to the period then ended.

     2.12 Title. The Company has good and marketable title to all material property and assets reflected in the financial statements to the 1998 Annual Report (or as described in the SEC Filings). Except where the failure to do so would not have a Material Adverse Effect, the Company occupies its leased properties under valid and binding leases conforming to the description thereof set forth in the SEC Filings.

     2.13 Intellectual Property. Except as disclosed in the SEC Filings, the Company owns, or possesses adequate rights to use, all of their patents, patent rights, trade secrets, knowhow, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights described or referred to in the SEC Filings or owned or used by it or which is necessary for the conduct of its business as presently conducted, except where the failure to own or possess such patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights would not have a material adverse effect on the business properties, operations, financial condition, income or business prospects of the Company. Except as disclosed in the SEC Filings, the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, trade secrets, know-how, proprietary techniques, including processes and substances, trademarks, service marks, trade names and copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

     2.14 Capitalization; Options and Warrants. The authorized capital stock of the Company consists of eighty five million (85,000,000) shares of which eighty million (80,000,000) shares are Common Stock, par value $.001 per share, and five million (5,000,000) shares are Preferred Stock, par value $.001 per share. Except as disclosed in the SEC Filings, the

Company has not granted any option (except for stock options and purchase rights granted under the Company's stock option and employee stock purchase plans), warrants, rights (including conversion or preemptive rights, except for stock purchased under the Company's employee stock purchase plans), or similar rights to any person or entity to purchase or acquire any rights with respect to any shares of capital stock of the Company.

     2.15 Nasdaq National Market Designation. The Common Stock is currently included in the Nasdaq National Market of the Nasdaq Stock Market and the Company knows of no reason or set of facts which is likely to result in the termination or inclusion of the Common Stock in the Nasdaq National Market or the inability of such stock to continue to be included in the Nasdaq National Market. The Company shall use all commercially reasonable efforts to maintain the Non-Quantitative Designation Criteria contained in Section 5 of Part III of Schedule D of the NASD's Bylaws to the extent such criteria are within the control of the Company. Nothing in this Section shall be interpreted to preclude the Company from listing its Common stock on a national securities exchange in lieu of the Nasdaq National Market.

     2.16 Registration Rights. Except as set forth in the Registration Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter issue.

     2.17 Offering. The offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     2.18 Accuracy of Representations and Warranties. No representation or warranty by the Company contained in this Agreement, and no statement contained in this Agreement or any exhibit, schedule, disclosure, certificate, list or other instrument delivered or to be delivered to the Investor pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

     3. Representations and Warranties of Investor. Investor hereby represents and warrants that:

     3.1 Organization, Good Standing and Qualification. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

     3.2 Authorization. All corporate action on the part of Investor, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the Registration Rights Agreement and the Research, Development and License Agreement, the performance of all obligations of Investor hereunder and thereunder has been taken or will be taken prior to the Closing, and this Agreement, the Registration Rights Agreement and the Research, Development and License Agreement, constitute valid and legally binding obligations of Investor enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     3.3 Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor's representation to the Company, which by Investor's execution of this Agreement Investor hereby confirms, that the Shares to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or the California Corporate Securities Law of 1968. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Investor represents that it has full power and authority to enter into this Agreement.

     3.4 Investment Experience. Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.

     3.5 Accredited Investor. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

     3.6 Restricted Securities. It understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by Sections 3.7, 6.1 and 7 (except that Sections 6.1 and 7 shall not apply to a transferee in a registered public offering or a sale under Rule 144 or as provided in
Section 7) of this Agreement and the Registration Rights Agreement, if applicable, and:

     (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

     (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition (for purposes of securities law compliance),

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and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel (which may be Investor's inside counsel), in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

     3.8 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:

     (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

     (b) "These securities are subject to certain transfer restrictions contained in a certain Stock Purchase Agreement dated September 1, 1999 as amended from time to time, a copy of which may be obtained from the corporation without charge."

     To the extent that such legends are no longer applicable, the Company shall cause its transfer agent to remove the legends upon a permitted transfer by Investor.

     3.9 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Investor in connection with Investor's valid execution, delivery and performance of this Agreement, the Registration Rights Agreement or the Research, Development and License Agreement or the issuance of the Shares, except for any filings under any applicable state securities laws and except for any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended.

     4. Conditions of Investor's Obligations at Closing. The obligations of Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective without the consent of Investor thereto:

     4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, all corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to Investor.

     4.3 Compliance Certificate. An officer of the Company shall have delivered to Investor a certificate certifying that (a) the conditions specified in Sections 4.1 and 4.2 have been fulfilled; (b) the Company has not filed a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of its assets, nor is the Company aware of any events or action that would make any such filing or arrangement imminent; and (c) no action or event has occurred, nor is any action or event imminent, that would impair the Company's ability to perform as contemplated under the Research, Development and License Agreement.

     4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investor and it shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     4.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Shares.

     4.6 Shares. The Company shall have delivered to Investor the Shares.

     4.7 Research, Development and License Agreement. The Company shall have entered into the Research, Development and License Agreement of even date herewith.

     4.8 Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement.

     4.9 Opinion of Company Counsel. Investor shall have received an opinion from the Company's securities counsel, dated as of the Closing, in the form attached hereto as Schedule B.

     5. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by Investor:

     5.1 Representations and Warranties. The representations and warranties of Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2 Performance. Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, all corporate or other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and in substance to the Company.

     5.3 Compliance Certificate. An officer of Investor shall have delivered to the Company a certificate certifying that the conditions specified in Sections
5.1 and 5.2 have been fulfilled.

     5.4 Payment of Purchase Price. Investor shall have delivered the purchase price specified in Section 1.1.

     5.5 Research, Development and License Agreement. The Investor shall have entered into the Research, Development and License Agreement of even date herewith.

     5.6 Registration Rights Agreement. The Investor shall have entered into the Registration Rights Agreement.

     6. Covenants of Investor.

     6.1 Transfer Restriction. Notwithstanding any rights under the Registration Rights Agreement, Investor hereby agrees that during the time period commencing as of the Closing and ending on *** (with the time period being referred to as the "Restricted Period"), without the prior written consent of the Company (which may be withheld in its sole discretion), neither it nor any affiliate (as defined in Rule 144 of the Act promulgated by the SEC ("Affiliate")) shall, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Shares ("Restricted Securities"). Notwithstanding the foregoing, transfers solely among Investor Affiliates shall not be subject to the transfer restrictions set forth in this Section 6.1 provided the Affiliate transferee agrees in writing to be bound by this Section 6.1. In order to enforce the foregoing covenant, the Company may impose legends and/or stop-transfer instructions with respect to the Restricted Securities held by Investor or any Affiliate (and the Restricted Securities of every other person subject to the foregoing restriction) until the end of such period.

     6.2 Standstill Provisions. During the Restricted Period, Investor (including all Affiliates of Investor) shall not acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally, from the Company or any other person or entity or by way of purchase of common stock on securities exchanges, without the prior written consent of the Company, which consent may be withheld in its sole discretion; provided, however, that in no event shall (i) the original purchase of securities pursuant to this Agreement including Section 1.1 or (ii) the acquisition by Investor of another company that then owns securities of the Company, cause a violation of this Section 6.2.

     7. Right of First Offer.

     7.1 Right of First Offer.

     (a) The Investor shall not make any disposition of all or any portion (or any interest) of the Shares or any portion thereof, without first giving the Company the right to accept an offer to purchase such securities, except for any dispositions that are exempt pursuant to the terms of Section 7.3. Subject to
Section 6.1, at the time the Investor wishes to

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make a disposition of any or all of the securities (except for dispositions that are exempt pursuant to the terms of Section 7.3), it shall submit an offer to sell all, but not less than all, of such securities which Investor wishes to dispose (the "Offered Shares") to the Company (the "Offer") by telephonic communication with the Company's President or Chief Operating Officer (such telephonic communication to be confirmed in writing by notice pursuant to
Section 8.6) as follows:

     (i) If the Investor wishes to sell the Offered Shares in an open market disposition, the Offer shall disclose the number of Offered Shares proposed to be sold. As soon as practicable after receipt of the Offer, but in no event later than *** after the Investor makes the Offer, the Company shall have the option to accept the Offer to purchase the Offered Shares at the closing market price on the business day next preceding the day of the Offer. In the event the Company does not purchase the Offered Shares offered by the Investor pursuant to the Offer, the Investor may sell the Offered Shares at any time *** *** after the expiration of the Offer. Any such sale shall be made in *** *** .

     (ii) If the Investor wishes to sell or otherwise transfer the Offered Shares in a privately negotiated transaction, whether through broker-dealers who may act as agent or acquire the Offered Shares as principal, or otherwise, the Offer shall disclose the number of Offered Shares proposed to be sold or transferred and the price at which the Offered Shares are offered to the Company. As soon as practicable after receipt of the Offer, but in no event later than *** after the Investor makes the Offer, the Company shall have the option to accept the Offer to purchase the Offered Shares at the price per share set forth in the Offer. In the event the Company does not purchase the Offered Shares offered by the Investor pursuant to the Offer, and provided that the price specified in the Offer is not greater than the closing market price on the business day next preceding the day of the Offer, the Investor may sell or transfer the Offered Shares at any time within *** after the expiration of the Offer for any price.

     (iii) If the Investor wishes to effect an underwritten offering of the Offered Shares pursuant to registration rights granted by the Company (if permitted thereby), the Offer shall disclose the number of Offered Shares proposed to be sold to the underwriters. The Company shall have the option to purchase the Offered Shares at the closing market price on the business day next preceding the day of the Offer. As soon as practicable after receipt of the Offer, but in no event later than *** after the Investor makes the Offer, the Company shall have the option to accept the Offer to purchase the Offered Shares. In the event the Company does not purchase the Offered Shares offered by the Investor pursuant to the Offer, the Investor may sell the Offered Shares in an underwritten offering commenced within *** after the expiration of the Offer.

     (b) Any Offered Shares not sold in accordance with the applicable terms and within the applicable time periods provided in subsection (a) above shall continue to be subject to the requirements of a first offer pursuant to this Section.

----------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     (c) The provisions of subsections (a) and (b) above shall not apply to any disposition of Shares made in an open market transaction (or series of related transactions) in which the aggregate number of such shares involved in such disposition is less than *** (subject to appropriate adjustment in the event of such stock splits, stock dividends, recapitalizations and the like) during any thirty (30)-day period.

     (d) If the Company accepts an Offer under this Section, the Closing of such purchase shall occur within *** after acceptance of the Offer by the Company. Upon such acceptance, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby.

     (e) With respect to the Shares and shares issued upon conversion of the Shares (collectively, the "Equity Investment Shares"), the provisions of this Section shall lapse and cease to have any effect on the second anniversary of the termination of the Research, Development and License Agreement.

     7.2 Binding Effect. The Company's right of first offer shall be assignable in whole or in part by the Company (but only after the Company receives notice of a transfer which is subject to a right of first offer and only with respect to that individual transaction) and shall inure to the benefit of its successors and assigns. The Company's right of first offer shall be binding upon any transferee of the Offered Securities acquired pursuant to a-disposition that is exempt from the right of first offer pursuant to the terms of Section 7.3. However, the Company's right of first offer shall not apply to any transferee of the Offered Securities if those Offered Securities were previously offered to the Company pursuant to Section 7.1, the Company elected not to purchase such Offered Securities and the Investor sold the Offered Shares to the transferee in compliance with Section 7.1.

     7.3 Exempt Transfers. Subject to Section 7.2, the right of first offer shall not apply to (i) transfers to controlled Affiliates of Investor or donees, provided the transferee agrees to be bound by the obligations of this Agreement, or (ii) transactions involving a merger, reorganization, recapitalization, exchange offer or sale of all or substantially all of the business or capital stock of the Company approved by the Company's board of directors.

     7.4 Termination of Right of First Offer. The right of first offer under this Section 7 shall terminate upon the earlier to occur of (i) *** or (ii) the consummation of an acquisition or merger of the Company by or with a third party or the sale of all or substantially all of the assets of the Company.

     8. Miscellaneous.

     8.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

----------------
         *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

     8.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     8.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing by personal delivery to the party to be notified or by Federal Express or other overnight package delivery service or registered or certified mail, postage prepaid and addressed to the party to be notified at the following addresses, or at such other address as such party may designate by five (5) days' advance written notice to the other parties (with notice deemed given upon receipt):

                         If to the Company:

                         Ligand Pharmaceuticals Incorporated
                         10275 Science Center Drive
                         San Diego, California 92121
                         Attn: William L. Respess, Esq.

                         If to Investor:

                         Parke-Davis Pharmaceutical Research
                         2800 Plymouth Road
                         Ann Arbor, MI  48105
                         Attn:  President

                         with a copy to:

                         Warner-Lambert Company
                         201 Tabor Road
                         Morris Plains, NJ 07950
                         Attn: General Counsel and Senior Vice President

     8.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each party agrees to indemnify and to hold harmless the other from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees, or representatives is responsible.

     8.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Shares, and shall save and hold the Investor harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes.

     8.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

     8.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     8.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:                                THE COMPANY:
WARNER-LAMBERT COMPANY                   LIGAND PHARMACEUTICALS
                                         INCORPORATED


By:     /s/  Peter B. Corr               By:     /s/  William L. Respess
         Peter B. Corr. Ph.D.                    William L. Respess
Title:   Corporate Vice President        Title:  Senior Vice President
         Warner Lambert Company                  General Counsel and Secretary
         2800 Plymouth Road
         Ann Arbor, MI  48105



                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                             SCHEDULE OF EXCEPTIONS

     This Schedule of Exceptions is made and given pursuant to Section 2 of the Stock Purchase Agreement dated as of September 1, 1999 (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

     Nothing herein constitutes an admission of any liability or obligation of the Company nor an admission against the Company's interest. The inclusion of any agreement or other matter herein or any exhibit hereto should not be interpreted as indicating that the Company has determined that such an agreement or other matter is necessarily material to the Company. Investor acknowledges that certain information contained in this schedule may constitute material confidential information relating to the Company which may not be used for any purpose other than in connection with Investor's decision to purchase certain securities of the Company pursuant to the Agreement.

Section 2.1 - Organization, Good Standing and Qualification

In addition to the subsidiaries disclosed in the Form 10-K, the Company has the following subsidiaries: Ligand JVR, Inc., Ligand Pharmaceuticals International, Inc., Ligand Pharmaceuticals UK Limited and Marathon Biopharmaceuticals, Inc.

Section 2.2 - Authorization

None

Section 2.3 - Valid Issuance of Claims

None

Section 2.4 - SEC Reports

     2.4(e) On November 9, 1998, the Company and Elan Corporation, plc made an agreement under which Ligand acquired certain rights to market Morphelan(TM), a sustained release morpholine formulation. Under that agreement, Ligand agreed to pay Elan certain consideration if milestones were met with respect to its development and to undertake a limited commitment to conduct clinical trials for Morphelan(TM). On August 20, 1999, the Company and Elan agreed to amend the agreement relating to the payment of milestones and Ligand's commitment to conduct clinical trials. The result of these amendments is that, if new milestones are met, Ligand may owe Elan up to an additional $2,000,000 more than would have been required under the original agreement.

Section 2.5 - Contracts

None

Section 2.6 - Compliance

None

Section 2.7 - Compliance with Other Instruments

None

Section 2.8 - Governmental Consents

None

Section 2.9 - Litigation

     Seragen, Inc., a subsidiary of the Company, and the Company, are parties to Sergio M. Oliver, et al. v. Boston University, et al., a putative shareholder class action filed in the Court of Chancery in the State of Delaware in and for New Castle County, C.A. No. 16570NC, by Sergio M. Oliver and others against Boston University and others, including Seragen and its subsidiary Seragen Technology, Inc. The initial complaint was brought as a direct shareholder action and set forth causes of action related to alleged self-dealing transactions involving Seragen and certain of its shareholders and directors, and did not name the Company as a defendant. The complaint sought unspecified damages and equitable relief to enjoin the holding of the meeting of Seragen's shareholders scheduled for August 12, 1998, for the purpose of considering and approving the transactions contemplated by the Agreement and Plan of Reorganization among the Company, Seragen and Knight Acquisition Corp. (the "Merger Agreement"), and other matters. In order to permit a timely decision with respect to their request that the court enjoin the holding of the August 12, 1998 shareholders meeting, the plaintiffs sought expedited proceedings. Following briefing by defendants and plaintiffs with respect to the plaintiffs' request for expedited proceedings, the Vice Chancellor on August 7, 1998 entered an order denying plaintiffs' motion for expedited proceedings, thereby effectively denying plaintiffs' request for a preliminary injunction in respect of the August 12, 1998 shareholders meeting. On August 12, 1998, the Company and Seragen announced the closing under the Merger Agreement, whereby a wholly-owned subsidiary of the Company was merged with Seragen. Plaintiffs subsequently amended the complaint to recast their suit as a class action, and to add the Company as a defendant. The amended complaint alleged that the Company aided and abetted purported breaches of fiduciary duty by the Seragen related defendants in connection with the merger and made certain misrepresentations in related proxy materials. Defendants thereafter filed motions to dismiss all claims. Rather than oppose the motion, plaintiffs sought and obtained permission to file a second amended complaint asserting essentially the same claims with a shorter class period. On August 23, 1999, defendants again filed motions to dismiss all claims of the second amended complaint. The motions are now pending before the Court of Chancery while briefing is completed.

Section 2.10 - Permits

None

Section 2.11 - Taxes

None

Section 2.12 - Title

None

Section 2.13 - Intellectual Property

     The Company has become aware that a United States patent has been issued to, and foreign counterparts have been filed by, Hoffman LaRoche ("LaRoche") which covers pharmaceutical uses of 9-cis-retinoic acid (LGD1057) which may conflict with the Company's right under the patent applications. The U.S. Patent and Trademark Office ("PTO") has informed the Company that the overlapping claims are patentable to the Company and initiated an interference proceeding to determine whether the Company or LaRoche is entitled to a patent by having been first to invent the common subject matter. The Company cannot be assured of a favorable outcome in the interference proceeding because of factors not known at this time which may impact the outcome. In addition, the interference proceeding may delay the decision of the PTO regarding the Company's application for the current formulations of Oral and Topical Panretin (LGD1057) products. The LaRoche patent does not cover the use of the current formulations of Oral and Topical Panretin (LGD1057) to treat leukemias such as APL and sarcomas such as KS, or the treatment of skin diseases such as psoriasis, if the Company does not prevail in the interference proceeding, the LaRoche patent might block the Company's use of Oral Panretin (LGD1057) in certain cancers, and the Company may not be able to obtain patent protection for the Oral and Topical Panretin (LGD1057) products.

     The Company has received notice from Oncogene Science, Inc. ("OSI") stating that the activities of the Company's STATs program may infringe one or more patents issued to OSI. The Company believes a number of companies in the biotechnology industry received similar letters. The Company has received a preliminary opinion of its outside patent counsel that its activities do not infringe OSI's patents.

Section 2.14 - Capitalization; Options and Warrants

None

Section 2.15 - Nasdaq National Market Designation

None

Section 2.16 - Registration Rights

None

Section 2.17 - Offering

None

Section 2.18 - Accuracy of Representations and Warranties

None

                                    Exhibit B

                                September 1, 1999


Warner-Lambert Company
201 Tabor Road
Morris Plains, NJ 0795

Ladies and Gentlemen:

     We have acted as counsel for Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of its Common Stock pursuant to the Stock Purchase Agreement dated September 1, 1999 (the "Agreement") between the Company and you. This opinion letter is being rendered to you pursuant to Section 4.9 of the Agreement in connection with the Closing of the sale of the Common Stock. Capitalized terms not otherwise defined in this opinion letter have the meanings given them in the Agreement.

     In connection with the opinions expressed herein, we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

     In rendering this opinion letter we have also assumed: (A) that the Agreement has been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all your obligations thereunder, and that the Agreement constitutes a valid, legal, binding and enforceable obligation upon you; (B) that the representations and warranties made in the Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; and (D) that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes.

     As used in this opinion letter, the expression "we are not aware" or the phrase "to our knowledge," or any similar expression or phrase with respect to our knowledge of matters of fact, means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company (and not including any constructive or imputed notice of any information), and after an examination of documents referred to herein and after inquiries of certain officers of the Company, no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion letter. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers.

     This opinion letter relates solely to the laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States, and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Agreement or the Schedule of Exceptions thereto, we are of the opinion that as of the date hereof:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and assets and to conduct its business as, to our knowledge, it is presently conducted.

     2. The Company has the requisite corporate power and authority to execute, deliver and perform the Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable by you against the Company in accordance with its terms.

     3. The shares of Common Stock to be purchased at the Closing have been duly authorized and, upon purchase at the Closing pursuant to the terms of the Agreement, will be validly issued, nonassessable and fully paid.

     4. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Agreement does not violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company or any provision of the Company's Amended and Restated Certificate of Incorporation or Bylaws and, to our knowledge, do not conflict with or constitute a default under the provisions of any judgment, writ, decree or order.

     5. Other than in connection with any securities laws (with respect to which we direct you to paragraph 6 below), all consents, approvals, permits, orders or authorizations of, and all qualifications by and registrations with, any federal, Delaware corporate or California state governmental authority on the part of the Company required in connection with the execution and delivery of the Agreement and consummation at the Closing of the transactions contemplated by the Agreement have been obtained, and are effective, and we are not aware of any proceedings, or written threat of any proceedings, that question the validity thereof.

     6. Based in part upon the representations of you in the Agreement, the offer and sale of the Common Stock to you pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and from the qualification requirements of the California Corporate Securities Law of 1968, as amended, by virtue of Section 25100(o) thereof.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

     (A) The legality, validity, binding nature and enforceability of the Company's obligations under the Agreement may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company's obligations at the time of the attempted enforcement of such obligations, and (b) the effect of California court decisions and statutes which indicate that provisions of the Agreement which permit you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

     (B) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

     (C) We express no opinion concerning the past, present or future fair market value of any securities.

     (D) We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

     (E) We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Agreement other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts.

     (F) We express no opinion as to the effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

     (G) We express no opinion as to your compliance with any Federal or state law relating to your legal or regulatory status or the nature of your business.

     (H) We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of "accredited investors" under Rule 501 of Regulation D and equivalent definitions under state securities or "blue sky" laws.

     (I) We express no opinion as to Section 8.3 of the Agreement to the extent that it purports to exclude conflict of law principles of California law.

     This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                     Very truly yours,

                                     BROBECK, PHLEGER & HARRISON LLP